Consent of Independent Auditors


The Board of Directors and Shareholders
Aetna Variable Portfolios, Inc.


We consent to the use of our reports dated January 29, 1990 and to the references to our firm under the heading "Independent Auditors" in the statement of additional information, incorporated herein by reference. We also consent to the reference to our firm under the heading "Financial Highlights" in the prospectus.


                                                              /s/ KPMG LLP
                                                                  KPMG LLP



Hartford, Connecticut
December 20, 1999